UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2013 (December 2, 2013)

______________________________________
Textura Corporation
(Exact Name of Registrant as Specified in its Charter)
______________________________________

Delaware	001-35956	26-1212370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Lake Cook Road, Deerfield, IL		60015
(Address of Principal Executive Offices)		(Zip Code)

(847) 457-6500
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On December 2, 2013, Textura Corporation (“Textura”) completed its previously announced acquisition of LATISTA Technologies, Inc. (“Latista”) for cash consideration of $35 million. The acquisition was made pursuant to an agreement and plan of merger, dated as of November 13, 2013, by and among Textura, Laser Acquisition Corporation, Latista, and Shareholder Representative Services LLC (the “Agreement”).
The Agreement and summary thereof and the transactions contemplated thereby were previously filed on Textura’s Current Report on Form 8-K filed with the SEC on November 18, 2013 (as amended on November 25, 2013) which report is incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure
On December 2, 2013, Textura issued a press release announcing the completion of the acquisition referred to in Item 2.01 above. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.        Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Document
99.1	Press Release, dated December 2, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2013	TEXTURA CORPORATION

	By:	/s/ Ryan Lawrence
	Name:	Ryan Lawrence
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Agreement and Plan of Merger, dated as of November 13, 2013 (Incorporated by reference to Exhibit 2.1 to November 18, 2013 Form 8-K (as amended on November 25, 2013))
99.1	Press Release, dated December 2, 2013